SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) September 5, 1997

                             DavCo Restaurants, Inc.
              (Exact name of registrant as specified in its charter)

            Delaware                    000-22006        52-1633813
        (State or otherjurisdiction  (Commission File  (IRS Employer
        of incorporation)               Number)         Indentification No.)


                            1657 Crofton Boulevard
                              Crofton, Maryland         21114
             (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code  (410) 721-3770

                                Not Applicable
           (Former name or former address, if changed since last report)



Item 5.        Other Events.

DavCo Restaurants, Inc. has received a proposal from an investor group that includes its principal stockholder and members of the Company's management for a merger transaction in which a company formed by the investor group would acquire all of DavCo's issued and outstanding shares for $18 to $20 cash per share. The investor group is headed by Ronald D. Kirstien, President and Chief Executive Officer of the Company, and Harvey Rothstein, Executive Vice President of the Company, and includes Citicorp Venture Capital Ltd. which currently holds approximately 48% of the Company's outstanding shares. The offer is subject to a number of conditions, including negotiation of a definitive merger agreement, regulatory approvals, procurement of the necessary financing and approval of the Company's Board of Directors. The Company is evaluating the offer.



 SIGNATURE

Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               DAVCO RESTAURANTS, INC.


               By:       /S/ Ronald D. Kirstien
                         ______________________
               Name:     Ronald D. Kirstien
               Title:    President and Chairman


Dated:    September 12, 1997